UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 5, 2006

Date of earliest event reported: December 29, 2005

ENERGY TRANSFER PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2838 Woodside Street

Dallas, Texas 75204

(Address of principal executive offices) (Zip Code)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 29, 2005, John D. Harkey, Jr. and Michael K. Grimm were elected to the Board of Directors of Energy Transfer Partners, L.L.C. (the “Company”), the general partner of Energy Transfer Partners GP, L.P. (the “General Partner”), the general partner of the registrant, Energy Transfer Partners, L.P. (the “Partnership”). On December 30, 2005, Mr. Harkey was elected as a member of the Audit Committee, and Mr. Grimm was elected as a member of the Compensation Committee.

There is no arrangement or understanding between either Mr. Harkey or Mr. Grimm and any other persons pursuant to which either was selected as a director. There are no relationships between either Mr. Harkey or Mr. Grimm and the Partnership, the Company or the General Partner that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.

	By:	Energy Transfer Partners GP, L.P., General Partner

	By:	Energy Transfer Partners, L.L.C., General Partner

Date: January 5, 2006	By:	/s/ Ray C. Davis

Ray C. Davis
Co-Chief Executive Officer and officer duly authorized to sign on behalf of the registrant

	By:	/s/ Kelcy L. Warren

Kelcy L. Warren
Co-Chief Executive Officer and officer duly authorized to sign on behalf of the registrant